Exhibit 23.2


                    INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
Baldwin Piano & Organ Company:

We consent to incorporation by reference in the registration statement of Form S-8 of Baldwin Piano & Organ Company of our report dated February 23, 1996, relating to the consolidated balance sheets of Baldwin Piano & Organ Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31 1995, which report appears in the December 31, 1995 annual report of Form 10-K of Baldwin Piano & Organ Company. Our report refers to changes in methods of accounting for postretirement and postemployment benefits in 1993. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                                       KPMG PEAT MARWICK LLP
                                       KPMG Peat Marwick LLP

Cincinnati, Ohio
May 13, 1996